PTC Inc.
All Active Entities
Jurisdiction	Name
Delaware	Parametric Technology International, Inc.
Delaware	PTC Benelux LLC
Delaware	OnShape Inc.
Massachusetts	PTC Foundation Inc.
Massachusetts	PTC International, Inc.
Massachusetts	PTC Seaport Holdings Inc.
Australia	Parametric Technology Australia Pty. Limited
Austria	Parametric Technology Gesellschaft, m.b.H.
Belgium	Parametric Technology (Belgium) b.v.b.a.
Brazil	Parametric Technology Brasil Ltda.
Canada	PTC (Canada) Inc.
Canada	Factora Solutions Inc.
Cayman	Parametric Technology (Cayman) Ltd.
Cayman	Seaport Holdings (Cayman) Ltd.
China	Parametric Technology (Shanghai) Software Co. Ltd.
Czech Republic	Parametric Technology (C.R.) s.r.o.
Denmark	Parametric Technology (Denmark) A/S
France	Parametric Technology S.A.
Germany	Parametric Technology Holding Germany GmbH
Germany	Parametric Technology GmbH
Hong Kong	Parametric Technology (Hong Kong) Ltd.
India	Parametric Technology (India) Private Ltd.
India	PTC Software (India) Private Limited
Ireland	PTC (IFSC) Limited
Ireland	PTC (SSI) dac
Ireland	PTC Holdings (Europe) B.V.
Ireland	PTC Holdings (NL) B.V.
Israel	Parametric Technology Israel Ltd.
Italy	Parametric Technology Italia S.r.l.
Japan	PTC Japan KK
Korea	PTC Korea Co., Ltd.
Malaysia	Parametric Technology Corporation (Malaysia) Sdn. Bhd.
Mauritius	CV Holding (Mauritius) Ltd.
Mexico	Parametric Technology Mexico, S.A. de C.V.
Netherlands	Parametric Technology Europe B.V.
Netherlands	Parametric Technology Nederland B.V.
Romania	PTC Eastern Europe Limited S.R.L.
Russia	PTC International Limited Liability Company
Serbia	Plugin76 d.o.o. R&D za razvoj softvera Subotica
Singapore	Parametric Technology Singapore Pte. Ltd.
South Africa	Parametric Technology South Africa (Propretary) Limited
Spain	Parametric Technology Espana, S.A.
Sweden	Plugin76 AB Sweden
Sweden	PTC Sweden AB
Switzerland	Parametric Technology (Schweiz) AG
Taiwan	Parametric Technology Taiwan Ltd.
United Kingdom	Parametric Holdings (Ireland) Ltd.

United Kingdom	Parametric Holdings (UK) Limited
United Kingdom	Parametric Technology (UK) Limited
Netherlands	TWNKLS B.V.